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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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                                                                   EXHIBIT 10.32

REDACTED

AMENDMENT ONE TO THE SUPPORT SERVICES AGREEMENT

Epson America, Inc. (Epson,) and Microdyne Corporation (Microdyne) amend the Support Services Agreement (the "Agreement") which commenced effective April 1, 1996.

                                    RECITALS

Whereas, Epson has established a telephone support center in Torrance, California (commonly referred to as the "Epson Connection") and Epson anticipates a level of calls that will exceed the Epson Connection's current capacity,

Whereas, Microdyne has offered Epson an interim solution to the excessive call load through a telephone support facility that Microdyne will set up in the general vicinity of Torrance, California, and,

Whereas, Epson wants to accept Microdyne's offer of services and assist Microdyne in operating the telephone service center,

Now, therefore, the parties agree as follows:

     1. Term- This Amendment will remain in effect for a six (6) month period beginning March 1, 1997 when Microdyne will commence responding to customer calls. After the expiration of six months, this Amendment will continue in effect on a month by month basis unless either party provides the other with thirty (30) days prior written notice of its intent to terminate the Amendment. Prior to the expiration of the six
          (6) month period described above, this Amendment can only be terminated for cause, as defined in Provision 11.2 of the Agreement.

     2. Microdyne's Telephone Support Center: Microdyne will open a telephone support center in the general vicinity of Epson's headquarters in Torrance, California and provide qualified personnel to respond to customer calls, primarily regarding ink jet printers, The parties anticipate a ramp-up period with increasing support capabilities over the first two (2) months of this Amendment. Microdyne will provide computer equipment and lease NEC telephone equipment sufficient to interface with the Epson Connection and provide high quality support to customers. Microdyne will also provide the T I telephone and data link to connect its facility to the Epson Connection at Epson's Madrona facility.

     3. Minimum Call Level Commitment: Epson will refer a minimum number of (confidentiality requested) calls per month to Microdyne. This (confidentiality requested) minimum call level is intended to provide Microdyne with a sufficient volume of calls to establish and staff the telephone service center. The parties anticipate, however, that Microdyne will not be able to handle the entire minimum volume of calls during the first two (2) months of operation.

     4. Epson's Costs: Epson will compensate Microdyne for providing telephone support service (confidentiality requested). (As referred to herein, talk minutes refer to on-line time actually expended by Microdyne employees in Talk Mode pursuant to the ACD records for such calls and NEC Navigator activity reports.) Epson will pay the telephone communication costs for 800 number calls by customers. Epson shall also provide product training and telephone support training for Microdyne personnel in the same manner that training is currently provided to Microdyne employees assigned to work directly within the Epson Connection. Upon termination of the Amendment, Epson may, if mutually agreeable to the parties, take over the NEC equipment lease entered by Microdyne for telephone equipment. If Microdyne chooses to purchase NEC equipment, instead of leasing, Epson may purchase equipment if a mutually agreeable price can be negotiated.

     5 Microdyne's Costs: Microdyne will provide the facilities, equipment and staff sufficient to provide high quality technical support to customers. Microdyne will be solely responsible

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MICRODYNE CORPORATION                            1997 ANNUAL REPORT ON FORM 10-K
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          for all facility leasing costs, costs for telephone, and computer equipment, the cost of the T-1 link, all safety and all general administrative expenses required to operate the Microdyne telephone support center.

     6. Record Retention: Microdyne will retain such electronic data and records regarding customer calls as may reasonably be requested by Epson.

     7. Entire Agreement: This Amendment includes the entire Agreement of the parties regarding the telephone support service to be provided by Microdyne. Except as explicitly set forth in this Amendment, all of the provision of the Support Services Agreement remain in full force and effect.


EPSON AMERICA, INC.                                   MICRODYNE CORPORATION
        By:    /s/ Richard D. Bullot                  By:    /s/ John Dillender
        Name   Richard D. Bullot                      Name:  John Dillender
        Title: Vice-President Services and Support    Title: Vice-President Support Services Division
        Date:  January 20, 1997                       Date:  January 20, 1997


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